                                                                  EXHIBIT NO. 11


                       COMPUTATION OF PER SHARE EARNINGS


                                    Three Months ended              Six Months ended
                                          June 30,                       June 30,
                                    ------------------              ----------------
                                    1996          1995              1996        1995
                                    ----          ----              ----        ----
  Primary

     Weighted average common
      shares outstanding         21,121,775     15,536,860      21,117,484      15,530,606
     Net effect of dilutive
      stock options,
       treasury stock method        683,559        596,962         611,957         664,842
                                 ----------     ----------      ----------      ----------

              Total common
                shares           21,805,334     16,133,822      21,729,441      16,195,448
                                 ==========     ==========      ==========      ==========

     Net income to common
      shareholders              $ 1,012,000    $   273,000     $ 1,882,000     $ 4,803,000
                                 ==========     ==========      ==========      ==========

     Primary earnings per
      common share              $    .05       $     .02       $    .09        $    .30
                                 ==========      ==========     ==========      ==========

  Fully Diluted

     Weighted average common
      shares outstanding         21,121,775     15,536,860      21,117,484      15,530,606
     Net effect of dilutive
      stock options,
       treasury stock method        724,051        596,962         726,106         664,842
     Effect of convertible
      preferred stock             1,666,000           -          1,666,000           -
                                 ----------     ----------      ----------      ----------

             Total common
             shares              23,511,826     16,133,822      23,509,590      16,195,448
                                 ==========     ==========      ==========      ==========

     Net income to common
       shareholders             $ 1,449,000    $   273,000     $ 2,679,000     $ 4,803,000
                                 ==========     ==========      ==========      ==========

     Fully diluted earnings
       per common share         $    .06        $    .02       $    .11        $    .30
                                 ==========      ==========     ==========      ==========
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